Exhibit 10.26

Unofficial English Translation Solely for Convenience

Strategic Cooperation Agreement

Regarding the Joint Development of National Liquid Coal Pulp Thermal Energy Market

The Parties:	Tongchuan Suoke Clean Energy Co., Ltd. (“Party A”)
Qingdao Haizhong Enterprise Co., Ltd. (“Party B”)

Place of Execution:	Xi’an City, Shaanxi Province, China

Date of Execution:	March 31, 2010

Whereas Qingdao Haizhong Enterprise Co., Ltd. is the largest specialized manufacturer of environment-friendly liquid coal pulp furnace in China and the only one that has obtained State qualification for manufacturing environment-friendly liquid coal pulp furnace.  It is a high-tech company dedicated to the research, manufacture and application of the environment-friendly liquid coal pulp furnace, and its “Haizhong” brand environment-friendly liquid coal pulp furnace occupies a market share of almost 85% in the country.  It is planning to apply for listing on the ChiNext board in China;

Whereas Suoke (Tongchuan) Clean Energy Co., Ltd. is currently the top-ranked enterprise operating in commercialization of the liquid coal pulp clean fuel in the national market.  It has integrated R&D, production, sales and technical services into one high-techl company dedicated to the investment and operation of liquid coal pulp clean fuel and the centralized provision of heat using liquid coal pulp.  It is a subsidiary of the US listed China Clean Energy Co., Ltd. (Stock symbol: SCLX.OB);

Therefore, Suoke (Tongchuan) Clean Energy Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd. (hereinafter “Parties A and B”), on the pre-condition that Parties A and B both aim at the huge market potential of liquid coal pulp thermal energy, with the spirit of mutual growth and in view of the nationwide liquid coal pulp thermal energy construction projects, have entered into this strategic cooperation agreement regarding the formation of close strategic partnership to engage in the comprehensive market penetration, exploration and development as follows:

I.              Scope and Model of Cooperation

1. Information Exchange

Either side of Parties A and B has the obligation to notify the other side of the development and demand of the liquid coal pulp thermal energy in a certain region of the country when it learns such information.

2. The two parties adopt the cooperation model of “bundling” when undertaking liquid coal pulp thermal energy construction projects.  Specifically:

(1) If Party B constructs liquid coal pulp thermal energy projects in regions where Party A produces liquid coal pulp products, Party B must choose liquid coal pulp products produced by Party A;

(2) If Party B constructs liquid coal pulp thermal energy projects in regions where Party A does not produce liquid coal pulp products, Party B has the obligation to recommend that Party A construct liquid coal pulp project or purchase liquid coal pulp production enterprises and at the same time provide to Party A corresponding market information and relevant market projection material so that Party A can make more reasonable investment decisions.  If Party A decides to invest in the construction of liquid coal pulp production factory, Party B must choose the liquid coal pulp products produced by Party A;

(3).If Party A constructs new liquid coal pulp enterprise in a certain region, Party A has the obligation, based on the local market circumstances, to recommend that Party B construct liquid coal pulp thermal energy projects and provide corresponding relevant market material;

(4) If Party A constructs liquid coal pulp thermal energy projects in a certain region, it must choose liquid coal pulp burning equipment (liquid coal pulp furnace) manufactured by Party B;

(5) The parties shall not choose the same type of products as those of the other party’s to engage in cooperation, agency, sales and recommendation activities in any region in the country.

3. For large scale investment project, the two parties may also adopt other various types of cooperation model, such as: BOT, joint lease investment model or equity investment.

II             The Two Parties’ Plan for Area of Cooperation

1. Continue to strengthen cooperation relationship between Haizhong (Shenyang) Thermal Energy and Shenyang Suo’ang Energy Co., Ltd. and expand the cooperation scale;

2. Starting from 2010, the two parties establish long-term strategic cooperation partner relationship in the national liquid coal pulp thermal energy market.

3. With Party A’s production base and technology for liquid coal pulp products as foundation and Party B’s patent and proprietary technology as support, the two parties jointly develop cooperation relationship with regard to liquid coal pulp thermal energy construction projects.

4. With the technology and capital of both Party A and Party B as foundation, the two parties jointly develop liquid coal pulp thermal energy construction projects or form partnership to acquire liquid coal pulp enterprises.

III            Rights and Obligations

1. The two parties shall both follow the provisions of cooperation with trust as core and mutual glory or shame as standards.

2. On the basis of the business characteristic of mutual dependency (“fuel depending on furnace and furnace depending on fuel”), the two parties must each perform its duty to protect the joint interests with the need of the customers in the market as the ultimate objective.

3. The two parties shall strictly maintain confidentiality regarding the business technological secrets and commercial secrets of each during the course of cooperation and shall not infringe the other’s intellectual property.  The two parties shall bear corresponding legal responsibility for any damage resulting from disclosure of such secrets without prior consent from the other party.

IV            Miscellaneous

1. This agreement may be amended or supplemented from time to time upon unanimous consent of the two parties.

2. Any amendment hereof and supplement hereto shall have no effect on the implementation of the unfinished project, action or plan that has been started prior to the date of such amendment or supplement.

3. The two parties may draft plans for specific cooperation projects on condition that they are not inconsistent with the provisions herein.

4. This agreement becomes effective upon the date of its execution.

5. This agreement has one set of quadruplicates, with two to each side and all of them have the equal legal effect.

Party A (seal)	Tongchuan Suoke Clean Energy Co., Ltd.

Legal Representative:	(signature present)

Date: March 31, 2010

Party B (seal)	Qingdao Haizhong Enterprise Co., Ltd.

Legal Representative:	(signature present)

Date: March 31, 2010